Exhibit 10.3.4

AMENDMENT 1 TO

LEASE OF OFFICE SPACE AND LABORATORY SPACE

This amendment (“Amendment 1”) is made effective as of June 3, 2021 and applies to two agreements for the Lease Of Office Space And Laboratory Space, the first executed November 30, 2016 and the second executed March 29, 2018 between Stichting Incubator Utrecht (“Lessor”) and Merus N.V. (“Lessee”). Either Lessor or Lessee may be referred to herein each as a “Party” and collectively as the “Parties”.

RECITALS

A.

Parties have entered into two lease agreements, the first for Yalelaan 62, effective as of November 1, 2016 and for an initial period of five (5) years, and the second for Yalelaan 56 and 58, effective as of May 1, 2018 and for an initial period of three (3) years and six (6) months (jointly hereinafter the “Lease Agreements”). The current termination date for the Lease Agreements is October 31, 2021;

B.	Lessee is planning to move to the Accelerator building at Utrecht Sciencepark by the end of 2022 and therefore desires to extent the lease for Yalelaan 56, 58 and 62 to March 31, 2023;

C.	Lessor has other potential tenants that desire to enter into a lease agreement for the spaces that Merus is currently leasing ultimately as per April 1, 2023;

D.	The Parties desire to amend, modify and restate certain terms and conditions of the Lease Agreements;

E.	The Lease Agreements are incorporated herein by reference. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease Agreements.

Parties hereto agree that,

1.	Article 3 of both Lease Agreements is hereby in its entirety replaced and superseded by new Article 3 here below;
2.

For the period from November 1, 2021 until March 31, 2023, the additional payment schedules here below under the heading Addition to Article 4 subsection 1, will apply for the respective Lease Agreements as indicated;

3.	In all other respects, the terms and conditions of the Lease Agreements shall remain in full force and effect.

New article 3

3.1The lease term is currently in effect and both Lease Agreements will automatically terminate on March 31, 2023. Lessee agrees that the Leased Objects (in Dutch: “het Gehuurde”) will be evacuated and clean and free of use and usage rights as of March 31, 2023.

3.2Premature termination of the Lease Agreements is only possible by mutual written consent. Lessee will inform Lessor before March 31, 2022 whether it may move-out and evacuate the Leased Object on a considerably earlier date than March 31, 2023. Parties will in such case determine if earlier termination is possible, such in order to allow new tenants to move-in earlier and thereby ensure maximal use of the facilities.

3.3Lessee acknowledges that Lessor may enter into new lease agreements with other tenants as per April 1, 2023 and that timely evacuation is therefore of key importance. A penalty EUR 2.500,-- per day will apply for each day that Lessee has not evacuated the Leased Object timely as determined in clause 3.1 here above.

Addition to Article 4 subsection 1;

In addition to the payment schedules of the Lease Agreements, Parties hereby agree that that for the period from November 1, 2021 until March 31, 2023, the following payment schedules will apply.

MERUS 3rd and 4th floor LSI		
Payment scheme 14 months rent		
(figures based at price level 2020,		**nov 2021 until**
inflation correction 2021 and 2022 to be applied)		**Mar.-23**
annual base rent at start		460,000.00
base rent per quarter		115,000.00
VAT rent	*21%*	24,150.00
subtotal 1		139,150.00
advance payment services per quarter (20% of base rent)	*20%*	23,000.00
BTW servicekosten	*21%*	4,830.00
subtotal 2		27,830.00
total payable per quarter		
(sub-total 1+ sub-total 2)		**166,980.00**

MERUS 7th and 8th floor ANG		
Payment scheme 14 months rent		
(figures based at price level 2020,		**nov 2021 until**
inflation correction 2021 and 2022 to be applied)		**Mar.-23**
annual base rent at start		640,000.00
base rent per quarter		160,000.00
VAT rent	*21%*	33,600.00
subtotal 1		193,600.00
advance payment services per quarter (20% of base rent)	*20%*	32,000.00
BTW servicekosten	*21%*	6,720.00
subtotal 2		38,720.00
total payable per quarter		
(sub-total 1+ sub-total 2)		**232,320.00**

For the avoidance of doubt, apart from the additional payment schedules, Article 4 of the Lease Agreements shall remain in full force and effect.

IN WITNESS WHEREOF both Parties have executed this Amendment 1.

(Lessor) Stichting Incubator Utrecht	(Lessee) Merus N.V.

By	/s/ O. Schoots	By	/s/ P. Silverman
Name	Oscar Schoots	Name	Peter Silverman
Title	Director	Title	EVP, General Counsel and Head of Utrecht
Date	Utrecht, dated 03-06-2021	Date	Utrecht, dated 06-06-2021